As filed with the Securities and Exchange Commission on May 23, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 20, 2014

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

B&G Foods’ annual meeting of stockholders was held on May 20, 2014.  The matters voted upon and the results of the voting were as follows:

Proposal No. 1:  The stockholders elected eight directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non- Votes
Robert C. Cantwell	32,492,618	5,352,904	66,337	12,858,942
Cynthia T. Jamison	37,667,757	178,677	65,425	12,858,942
Charles F. Marcy	37,670,313	177,470	64,076	12,858,942
Dennis M. Mullen	37,688,847	157,975	65,037	12,858,942
Cheryl M. Palmer	37,670,069	178,548	63,242	12,858,942
Alfred Poe	37,269,338	574,168	68,353	12,858,942
Steven C. Sherrill	37,514,893	320,976	75,990	12,858,942
David L. Wenner	37,517,948	329,741	64,170	12,858,942

Proposal No. 2:  The stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2014 annual meeting proxy statement.

For	Against	Abstain	Broker Non-Votes
36,758,176	907,787	245,896	12,858,942

Proposal No. 3:  The stockholders approved a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2015 (fiscal 2014).

For	Against	Abstain	Broker Non-Votes
50,143,081	503,315	124,405	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: May 23, 2014	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary